Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Greg Swyt
Headgate Partners LLC	Vice President, Finance
530.265.9899	408.545.6088
claire@headgatepartners.com	ir@nanometrics.com

Nanometrics Reports Third Quarter 2018 Financial Results

Strong Outlook and Revenue Growth Outperformance Continues for Full-Year 2018

MILPITAS, Calif., October 30, 2018 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its third quarter ended September 29, 2018.

Highlights for the Third Quarter and First Nine Months of 2018:

•

Revenue Growth Surpassing Industry, with Strong Year-over-Year Financial Performance.  Nanometrics’ revenue growth continued to exceed the growth rate for the overall wafer fab equipment industry. With revenues of $76.6 million and earnings of $0.47 per diluted share, the third quarter showed significant increases in both sales and profitability year-over-year. For the first nine months of 2018, total revenues increased to $247.5 million, or 37% over the year-ago period, while gross margin and operating margin grew by six percentage points and nine percentage points, respectively, compared to the first nine months of 2017. Strength in the third quarter continued to be driven primarily by the memory market, with total foundry, logic and other devices rebounding strongly quarter-over-quarter to compose 20% of product sales for the quarter.

•

500th Shipment of IMPULSE® Integrated Metrology System. The company’s flagship integrated optical critical dimension (“OCD”) process control metrology system, the IMPULSE, has been adopted in high-volume production applications serving the latest-generation 3D-NAND, DRAM and logic devices. Celebrating the success of its flagship integrated platform, the company shipped its 500th IMPULSE during the third quarter.

•

Continued Strong Free Cash Flow Generation, Record Cash and Investments.  The third quarter was another strong period of free cash flow generation, with cash flow from operations of $24.4 million and a net increase in cash and investments of $24.2 million. Year-to-date, the company has reported $83.4 million in cash flow from operating activities, and after capital expenditures of $2.9 million, generated $80.5 million in free cash flow for the first nine months of 2018. Since the end of fiscal 2017, the company has added $55.9 million in net cash and investments, after $23.0 million in stock repurchases, and ended the third quarter with a record balance of $172.9 million.

GAAP Results
	Q3 2018	Q2 2018	Q3 2017
Revenues (Millions)	$76.6	$88.6	$56.7
Gross Margin	57.0%	57.4%	54.1%
Operating Margin	18.6%	23.5%	13.2%
Net Income (Millions)	$11.6	$17.7	$5.8
Earnings per Diluted Share	$0.47	$0.72	$0.22

Non-GAAP Results
	Q3 2018	Q2 2018	Q3 2017
Gross Margin	57.0%	57.5%	54.4%
Operating Margin	19.0%	24.2%	13.9%
Net Income (Millions)	$11.4	$17.4	$5.7
Earnings per Diluted Share	$0.47	$0.71	$0.22

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangibles, severance costs, executive transition and search costs and certain discrete tax items.

“Strong third-quarter results support our continued outlook for revenue growth significantly outperforming the overall increase in industry spending for the year,” commented Dr. Pierre-Yves Lesaicherre, president and chief executive officer of Nanometrics. “Our financial results to date in 2018 reflect the strong year-over-year increase in memory capital spending, our gains in market share, and significant increases in our profitability. With revenues for the first nine months growing 37% over the same period last year, gross profits have increased by 53% and operating profits have increased over 130%. While we have seen some shifts in expected sales between the third and fourth quarters, our outlook for 2018 revenue growth of at least 20% year-over-year is consistent with our prior forecast. We look

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

forward to delivering our fifth straight year of double-digit revenue growth, with expanding gross and operating margins, increased earnings per share, and significant free cash flow generation.”

Third Quarter 2018 Summary

Revenues for the third quarter of 2018 were $76.6 million, down 14% from $88.6 million in the second quarter of 2018, and up 35% from $56.7 million in the third quarter of 2017.  On a GAAP basis, gross margin was 57.0%, compared to 57.4% in the prior quarter and 54.1% in the year-ago period. Operating income was $14.3 million, compared to $20.8 million in the prior quarter and $7.5 million in the year-ago period.  Net income was $11.6 million or $0.47 per diluted share, compared to $17.7 million or $0.72 per diluted share in the prior quarter and $5.8 million or $0.22 per diluted share in the third quarter of 2017.

On a non-GAAP basis, which excludes amortization of acquired intangible assets and severance included in cost of revenues, gross margin was 57.0%, compared to 57.5% in the prior quarter and 54.4% in the year-ago period.  Non-GAAP operating income also excludes severance and executive search and transition costs and was $14.5 million, compared to $21.4 million in the prior quarter and $7.9 million in the third quarter of 2017. Non-GAAP net income also adjusts for certain discrete tax items and the tax effect of non-GAAP adjustments and was $11.4 million or $0.47 per diluted share, reflecting a non-GAAP tax rate of 22.8%. This compares to non-GAAP net income of $17.4 million or $0.71 per diluted share in the prior quarter and $5.7 million or $0.22 per diluted share in the third quarter of 2017.

Business Outlook

Management expects fourth quarter 2018 revenues in the range of $69 to $75 million and gross margin is expected to be approximately 56.5%, plus or minus 1%, on both a GAAP and non-GAAP basis. Management expects fourth-quarter operating expenses of approximately $29 million, plus or minus $0.5 million, on both a GAAP and non-GAAP basis, and earnings in the range of $0.33 to $0.45 per diluted share on both a GAAP and non-GAAP basis.

Conference Call Details

A conference call to discuss third quarter 2018 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. The conference ID is 9599453. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.

Use of Non-GAAP Financial Information

The non-GAAP gross profit, gross margin, operating income, operating income margin, net income and net income per share, which exclude certain expenses, charges and special items, and free cash flow, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude amortization of acquired intangibles assets, severance costs, executive transition and search costs, and certain discrete tax items, and with respect to free cash flow excludes capital expenditures from cash flow from operations, to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, including sensors, optoelectronic devices, high-brightness LEDs, discretes and data storage components.  Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, topography and various thin film properties, including three-dimensional features and film thickness, as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced three-dimensional wafer-level packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced device markets. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on Nasdaq Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

Forward Looking Statements

The statements in this press release found in Dr. Lesaicherre’s quote and under the caption “Business Outlook” regarding expected future financial performance are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those described in this press release.  Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including, but not limited to, unexpected: decreased levels of industry spending; slowing adoption rate of Nanometrics’ new product; Nanometrics’ inability to gain additional market share, increase sales, ship products as scheduled, achieve customer acceptance of new products or outperform the industry; decreased demand for Nanometrics’ products; shifts in the timing of customer orders and product shipments; technology adoption rates; changes in customer and product mix; changes in market share; changes in operating expenses; and changes in general economic conditions. For additional information and considerations regarding the risks faced by Nanometrics that could cause

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

actual results to differ materially, see its annual report on Form 10-K for the year ended December 30, 2017, as filed with the Securities and Exchange Commission on February 26, 2018, including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 29, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$96,103	$34,899
Marketable securities	76,835	82,130
Accounts receivable, net	50,349	62,457
Inventories	58,884	52,860
Inventories-delivered systems	1,858	1,534
Prepaid expenses and other	7,070	6,234
Total current assets	291,099	240,114

Property, plant and equipment, net	43,135	44,810
Goodwill	10,611	10,232
Intangible assets, net	4,101	2,206
Deferred income tax assets	7,050	11,924
Other assets	456	413
Total assets	$356,452	$309,699

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,870	$13,857
Accrued payroll and related expenses	14,895	12,901
Deferred revenue	11,698	7,408
Other current liabilities	8,470	7,249
Income taxes payable	3,183	2,680
Total current liabilities	59,116	44,095

Deferred revenue	1,575	1,661
Income taxes payable	1,003	860
Deferred tax liabilities	172	179
Other long-term liabilities	511	521
Total liabilities	62,377	47,316

Stockholders’ equity:
Common stock	24	26
Additional paid-in capital	241,318	255,368
Retained earnings	55,380	9,113
Accumulated other comprehensive loss	(2,647)	(2,124)
Total stockholders’ equity	294,075	262,383
Total liabilities and stockholders’ equity	$356,452	$309,699

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017

Net revenues:
Products	$63,798	$45,571	$211,521	$147,322
Service	12,792	11,104	35,986	33,094
Total net revenues	76,590	56,675	247,507	180,416

Costs of net revenues:
Cost of products	25,589	21,276	85,417	72,014
Cost of service	7,332	4,549	19,929	15,191
Amortization of intangible assets	35	52	105	156
Restructuring	-	138	-	327
Total costs of net revenues	32,956	26,015	105,451	87,688
Gross profit	43,634	30,660	142,056	92,728

Operating expenses:
Research and development	12,717	8,825	35,410	26,514
Selling	8,902	7,553	28,077	22,606
General and administrative	7,744	6,730	22,950	19,628
Restructuring	-	68	-	336
Total operating expenses	29,363	23,176	86,437	69,084
Income from operations	14,271	7,484	55,619	23,644

Other income (expense):
Interest income	4	2	8	6
Interest expense	(108)	(25)	(253)	(84)
Other income, net	322	59	508	330
Total other income, net	218	36	263	252

Income before income taxes	14,489	7,520	55,882	23,896
Provision for income taxes	2,921	1,756	10,258	4,492
Net income	$11,568	$5,764	$45,624	$19,404

Net income per share:
Basic	$0.48	$0.23	$1.90	$0.77
Diluted	$0.47	$0.22	$1.86	$0.75

Shares used in per share calculation:
Basic	24,059	25,494	24,065	25,320
Diluted	24,466	25,932	24,551	25,933

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 29, 2018	September 30, 2017
Cash flows from operating activities:
Net income	$45,624	$19,404
Reconciliation of net income to net cash from operating activities:
Depreciation and amortization	4,962	5,219
Stock-based compensation	8,229	6,775
Loss on disposal of fixed assets	38	98
Inventory write down	870	1,412
Deferred income taxes	4,668	2,153
Changes in assets and liabilities:
Accounts receivable	11,520	1,418
Inventories	(6,351)	(16,828)
Inventories-delivered systems	(324)	(864)
Prepaid expenses and other	(1,224)	(3,850)
Accounts payable, accrued and other liabilities	9,623	709
Deferred revenue	5,126	(1,204)
Income taxes payable	647	942
Net cash provided by operating activities	83,408	15,384

Cash flows from investing activities:
Payment for acquisition of certain assets	(2,000)	(2,000)
Sales of marketable securities	19,776	28,624
Maturities of marketable securities	32,195	62,923
Purchases of marketable securities	(46,604)	(104,984)
Purchase of property, plant and equipment	(2,942)	(2,342)
Net cash provided by (used in) investing activities	425	(17,779)

Cash flows from financing activities:
Proceeds from sale of shares under employee stock option and purchase plans	3,826	3,678
Taxes paid on net issuance of stock awards	(3,122)	(3,838)
Repurchases of common stock under share repurchase plans	(22,987)	-
Net cash used in financing activities	(22,283)	(160)
Effect of exchange rate changes on cash and cash equivalents	(346)	(466)
Net increase in cash and cash equivalents	61,204	(3,021)
Cash and cash equivalents, beginning of period	34,899	47,062
Cash and cash equivalents, end of period	$96,103	$44,041

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 29, 2018		June 30, 2018		September 30, 2017
Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$43,634	57.0%	$50,891	57.4%	$30,660	54.1%
Non-GAAP adjustments:
Severance included in cost of revenues	-	0.0%	21	0.0%	138	0.2%
Amortization of intangible assets	35	0.0%	35	0.0%	52	0.1%
Non-GAAP gross profit and gross margin, respectively	$43,669	57.0%	$50,947	57.5%	$30,850	54.4%

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income and operating margin, respectively	$14,271	18.6%	$20,784	23.5%	$7,484	13.2%
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	35	0.0%	35	0.0%	52	0.1%
Severance included in cost of revenues	-	0.0%	21	0.0%	138	0.2%
Severance included in operating expenses	-	0.0%	339	0.4%	68	0.1%
Executive transition costs	236	0.3%	236	0.3%	-	0.0%
Executive search costs	-	0.0%	-	0.0%	125	0.2%
Total non-GAAP adjustments to operating income	271	0.4%	631	0.7%	383	0.7%
Non-GAAP operating income and operating margin, respectively	$14,542	19.0%	$21,415	24.2%	$7,867	13.9%

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$11,568		$17,675		$5,764
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income	271		631		383
Discrete tax items and tax effect of non-GAAP adjustments	(448)		(912)		(491)
Tax Reform	-		-		-
Non-GAAP net income	$11,391		$17,394		$5,656

GAAP net income per diluted share	$0.47		$0.72		$0.22

Non-GAAP net income per diluted share	$0.47		$0.71		$0.22

Shares used in diluted net income per share calculation	24,466		24,442		25,932

Reconciliation of net cash provided by operating activities to free cash flow
GAAP net cash provided by operating activities	$24,437		$26,257		$5,126
Purchase of property and equipment	(1,181)		(442)		(806)
Free cash flow	$23,256		$25,815		$4,320

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